As filed with the Securities and Exchange Commission on November 1, 2004.
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               CAPITAL TRUST, INC.
               (Exact name of issuer as specified in its charter)

         Maryland                                           94-6181186
(State of Incorporation)                    (IRS Employer Identification Number)

                 410 Park Avenue, 14th Floor New York, NY 10022
               (Address of Principal Executive Offices) (Zip Code)

                               CAPITAL TRUST, INC.
                          2004 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                                  John R. Klopp
                             Chief Executive Officer
                               Capital Trust, Inc.
                           410 Park Avenue, 14th Floor
                               New York, NY 10022
                                 (212) 655-0220
            (Name, address and telephone number of agent for service)

                                    copy to:
                            Michael L. Zuppone, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street
                               New York, NY 10022
                                 (212) 318-6000
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

    Title of Securities to be        Amount to be           Proposed Maximum               Proposed Maximum           Amount of
            registered              registered (1)     Offering Price Per Unit (2)     Aggregate Offering Price     Registration Fee

class A common stock, par value      1,000,000                 $28.82                        $28,820,000                $3,651.49
$0.01 per share

(1) Registered herein are 1,000,000 shares of the Registrant's class A common stock, par value $0.01 per share, of which 218,818 shares of class A common stock are subject to an outstanding restricted share award that was issued pursuant to the Registrant's 2004 Long-Term Incentive Plan, and the remaining 781,182 shares of class A common stock which may be issued pursuant to future awards under such plan. Also registered hereunder are such additional number of shares of class A common stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the plan to which this Registration Statement relates in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, the proposed maximum offering price per share of the shares being registered is estimated solely for the purpose of determining the registration fee, based upon the average of the high and low sales prices per share of the Registrant's class A common stock ($28.82 per share), as reported on the New York Stock Exchange on October 27, 2004, which is within five business days prior to the date of filing of this Registration Statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

         The documents containing the information specified in Item 1 of Part I of this Registration Statement will be sent or given to participants who receive awards under the Capital Trust, Inc. 2004 Long-Term Incentive Plan (the "Plan") and are not being filed with, or included in, this Registration Statement in accordance with Rule 428 under the Securities Act.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in Item 2 of Part I of this Registration Statement will be sent or given free of charge to participants who receive awards under the Plan and are not being filed with, or included in, this Registration Statement in accordance with Rule 428 under the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been heretofore filed with the Commission by Capital Trust, Inc. (the "Registrant"), are incorporated by reference in this Registration Statement:

         (i) the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 3, 2004, as amended by the amended annual report on Form 10-K/A, as filed with the Commission on April 29, 2004, respectively (SEC File No. 001-14788);

         (ii) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission on May 12, 2004 (SEC File No. 001-14788);

         (iii) the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2004, as filed with the Commission on August 16, 2004 (SEC File No. 001-14788);

         (iv) the Registrant's current reports on Form 8-K, as filed with the Commission on March 9, 2004, March 10, 2004, March 16, 2004, May 11, 2004, May 17, 2004, May 27, 2004, June 14, 2004,
                  June 21, 2004, July 21, 2004, July 23, 2004, July 29, 2004 and
                  August 19, 2004 (SEC File No. 001-14788); and

         (v) the description of the Registrant's class A common stock contained in the Registrant's current report on Form 8-K, as filed with the Commission on July 10, 2003 (SEC File No. 001-14788), including any amendment or report filed for the purpose of updating that description.

         The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. All documents the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

         Notwithstanding the foregoing, information furnished under Items 9 and 12 of the Registrant's current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Registrant's charter contains such a provision eliminating such liability to the maximum extent permitted under Maryland law.

         The Registrant's charter authorizes the Registrant, to the maximum extent permitted under Maryland law, to obligate itself to indemnify any present or former director or officer or any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Registrant and to pay or reimburse such person's reasonable expenses in advance of final disposition of a proceeding. The Registrant's bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the Registrant and to pay or reimburse such person's reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.

         Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by such director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

         The Registrant has a "claims-made" directors and officers liability insurance policy that insures the directors and officers of the Registrant against loss from claimed insured wrongful acts. The policy limit of liability is $10,000,000 each policy year and is subject to retentions for each loss of $100,000, or $500,000 with respect to securities laws related losses, for the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NO.        DESCRIPTION

4.1 Charter of Capital Trust, Inc. (filed as Exhibit 3.1.a to the Registrant's current report on Form 8-K (SEC File No. 001-14788) filed on April 2, 2003 and incorporated herein by reference).

4.2        Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit
           3.2 to the Registrant's current report on Form 8-K (SEC File No. 001-14788) filed on January 29, 1999 and incorporated herein by reference).

4.3        First Amendment to Amended and Restated Bylaws of Capital Trust, Inc.
           (filed as Exhibit 3.2 to the Registrant's quarterly report on Form 10-Q (SEC File No. 001-14788) filed on August 16, 2004 and incorporated herein by reference).

5.1        Opinion of Venable LLP.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Venable LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement).

99.1       Capital Trust, Inc. 2004 Long-Term Incentive Plan (filed as Exhibit
           10.4 to the Registrant's quarterly report on Form 10-Q (SEC File No. 001-14788) filed on August 16, 2004 and incorporated herein by reference).

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of November, 2004.



                                            CAPITAL TRUST, INC.


                                            By:  /s/ John R. Klopp
                                                 -------------------------------
                                                 Name:  John R. Klopp
                                                 Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John R. Klopp and Brian H. Oswald, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                               Title                                             Date
---------                               -----                                             ----

/s/ Samuel Zell                         Chairman of the Board of Directors                November 1, 2004
---------------------------
Samuel Zell

/s/ John R. Klopp                       Director, Chief Executive Officer and             November 1, 2004
---------------------------             President (principal executive officer)
John R. Klopp

/s/ Brian H. Oswald                     Chief Financial Officer (principal financial      November 1, 2004
---------------------------             and accounting officer)
Brian H. Oswald

/s/ Jeffrey A. Altman                   Director                                          November 1, 2004
---------------------------
Jeffrey A. Altman

/s/ Thomas E. Dobrowski                 Director                                          November 1, 2004
---------------------------
Thomas E. Dobrowski

/s/ Martin L. Edelman                   Director                                          November 1, 2004
---------------------------
Martin L. Edelman

/s/ Craig M. Hatkoff                    Director                                          November 1, 2004
---------------------------
Craig M. Hatkoff

/s/ Henry N. Nassau                     Director                                          November 1, 2004
---------------------------
Henry N. Nassau


/s/ Joshua A. Polan                     Director                                          November 1, 2004
---------------------------
Joshua A. Polan

/s/ Lynne B. Sagalyn                    Director                                          November 1, 2004
---------------------------
Lynne B. Sagalyn

                                INDEX TO EXHIBITS

EXHIBIT
NO.        DESCRIPTION

4.1 Charter of Capital Trust, Inc. (filed as Exhibit 3.1.a to the Registrant's current report on Form 8-K (SEC File No. 001-14788) filed on April 2, 2003 and incorporated herein by reference).

4.2        Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit
           3.2 to the Registrant's current report on Form 8-K (SEC File No. 001-14788) filed on January 29, 1999 and incorporated herein by reference).

4.3        First Amendment to Amended and Restated Bylaws of Capital Trust, Inc.
           (filed as Exhibit 3.2 to the Registrant's quarterly report on Form 10-Q (SEC File No. 001-14788) filed on August 16, 2004 and incorporated herein by reference).

5.1        Opinion of Venable LLP.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Venable LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement).

99.1       Capital Trust, Inc. 2004 Long-Term Incentive Plan (filed as Exhibit
           10.4 to the Registrant's quarterly report on Form 10-Q (SEC File No. 001-14788) filed on August 16, 2004 and incorporated herein by reference).